DISCOVERY COMMUNICATIONS REPORTS THIRD QUARTER 2010 RESULTS

Third Quarter 2010 Financial Highlights:

·	Revenues increased 11% to $926 million

·	Adjusted OIBDA increased 14% to $418 million

·	Net Income from continuing operations increased 73% to $161 million

·	Free Cash Flow increased $308 million to $346 million

Silver Spring, Maryland – November 2, 2010: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the third quarter ended September 30, 2010.

David Zaslav, Discovery’s President and Chief Executive Officer said, “Discovery continues to enjoy strong operational momentum across our businesses. Our ability to execute, combined with a robust advertising environment, enabled us to deliver third quarter results that exceeded our expectations. Most importantly, our revenue growth is translating into margin expansion and free cash flow growth as we remain focused on thoughtfully investing in our business and refining our cost structure. We are committed to building the next generation of growth drivers and are producing real returns from additional investments in Animal Planet, ID and our international networks, while launching our joint ventures, The Hub and OWN. We are excited by the opportunities these investments present to further grow our business long-term and generate increased value for shareholders.”

Third quarter revenues of $926 million increased $89 million, or 11%, over the third quarter a year ago, led by 11% growth at U.S. Networks and 10% growth at International Networks. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 14% to $418 million, driven by a 12% increase at U.S. Networks and an 23% increase at International Networks.

Third quarter net income from continuing operations available to Discovery Communications, Inc. stockholders of $161 million ($0.37 per diluted share) increased $68 million compared to $93 million ($0.22 per diluted share) for the third quarter a year ago. The current quarter results reflect the strong operating performance and $43 million of lower expense in the current year from the unrealized change in the fair value of mark-to-market share-based compensation.

Free cash flow was $346 million for the third quarter, an increase of $308 million from the third quarter of 2009, primarily reflecting the increased operating performance and higher cash tax payments a year ago of $81 million related to the sale of Discovery Kids as well as $59 million of tax payments in 2009 related to prior periods. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,

	2010	2009 (a)	Change	2010	2009 (a)	Change

Revenues:
U.S. Networks	$ 585	$525	11%	$ 1,751	$1,609	9%
International Networks	304	276	10%	893	787	13%
Education and Other	38	35	9%	108	106	2%
Corporate and Eliminations	(1)	1	NM	6	6	—

Total Revenues	$ 926	$837	11%	$ 2,758	$2,508	10%

Adjusted OIBDA:
U.S. Networks	$ 346	$309	12%	$ 1,018	$930	9%
International Networks	130	106	23%	384	295	30%
Education and Other	1	2	(50%)	7	9	(22%)
Corporate and Eliminations	(59)	(50)	(18%)	(171)	(144)	(19%)

Total Adjusted OIBDA	$ 418	$367	14%	$ 1,238	$1,090	14%

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

U.S. Networks
(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,

	2010	2009	Change	2010	2009	Change

Revenues:
Distribution	$ 264	$242	9%	$ 786	$737	7%
Advertising	304	261	16%	899	795	13%
Other	17	22	(23%)	66	77	(14%)

Total Revenues	$ 585	$525	11%	$ 1,751	$1,609	9%

Adjusted OIBDA	$ 346	$309	12%	$ 1,018	$930	9%
Adjusted OIBDA Margin	59%	59%		58%	58%

U.S. Networks’ revenues in the third quarter of 2010 increased 11% to $585 million as advertising and distribution growth more than offset lower representation revenue. Advertising revenue increased 16% driven by higher ratings and sellouts as well as increased pricing. Distribution revenue grew 9% largely from higher rates, subscriber growth primarily from networks carried on the digital tier and lower launch-support amortization.

Adjusted OIBDA increased 12% to $346 million reflecting the 11% revenue growth partially offset by 9% higher operating expenses primarily due to higher programming expense, higher sales commissions and increased marketing costs.

International Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,

	2010	2009	Change	2010	2009	Change

Revenues:
Distribution	$188	$180	4%	$560	$529	6%
Advertising	98	80	23%	286	214	34%
Other	18	16	13%	47	44	7%

Total Revenues	$304	$276	10%	$893	$787	13%

Adjusted OIBDA	$130	$106	23%	$384	$295	30%

Adjusted OIBDA Margin	43%	38%		43%	37%

International Networks’ revenues for the third quarter increased 10% to $304 million primarily led by advertising revenue growth of 23% and distribution revenue growth of 4%. Excluding the impact of foreign currency fluctuations, revenues increased 12% led by 26% advertising revenue growth, primarily from higher sellouts and increased viewership supported by subscriber growth across all international regions. Affiliate revenue in local currency terms was up 8% during the third quarter mainly from increased subscribers primarily in Latin America and EMEA.

Adjusted OIBDA increased 23% to $130 million reflecting the 10% revenue growth partially offset by a 2% increase in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA increased 29% as the 12% revenue growth was partially offset by a 3% increase in operating expenses primarily due to higher personnel costs.

Education and Other
(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,

	2010	2009	Change	2010	2009	Change

Revenues	$38	$35	9%	$ 108	$106	2%
Adjusted OIBDA
	$1	$2	(50%)	$ 7	$9	(22%)
Adjusted OIBDA Margin	3%	6%		6%	8%

Education and Other third quarter revenues increased 9% to $38 million, primarily reflecting increased education revenue from higher streaming volumes. Adjusted OIBDA was in-line with the third quarter of 2009 as the revenue growth was more than offset by higher personnel costs and lower results from the Creative Sound Service business.

Corporate and Eliminations

Adjusted OIBDA decreased $9 million when compared to the third quarter a year ago, primarily due to increased stock-based compensation expense.

FULL YEAR 2010 OUTLOOK

For the full year ending December 31, 2010, Discovery Communications, Inc. expects total revenue between $3,750 million and $3,800 million, Adjusted OIBDA between $1,675 million and $1,725 million, and net income available to Discovery Communications, Inc. stockholders of $650 million to $700 million. Our outlook incorporates current foreign exchange rates for revenues and expenses and the current share price for mark-to-market stock-based compensation calculations.

STOCK REPURCHASE PROGRAM

During the quarter ended September 30, 2010, the Company repurchased a total of 1.12 million shares of its Series C common stock at an average price of $33.61 per share totaling approximately $38 million pursuant to its stock repurchase program announced in August 2010. Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements, and subject to market conditions and other factors.

OTHER ITEMS

The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. This recast reflects the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 810, Consolidation (ASC 810), which amends the existing standards for variable interest entities, the classification of results of operations of our Antenna Audio business as discontinued operations, as well as the realignment of the Commerce business into the U.S. Networks segment.

During the third quarter of 2010, the Company sold its Antenna Audio business. Antenna Audio’s results have been reflected as discontinued operations and are included in “Income (loss) from discontinued operations, net of taxes” on the Condensed Consolidated Statement of Operations. Assets, liabilities and cash flows of Antenna Audio have not been reflected as discontinued operations since the amounts are not material.

NON-GAAP FINANCIAL MEASURES Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market stock-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains (losses) on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses and also provides investors a measure to analyze the operating performance of each segment against historical data. The Company excludes mark-to-market stock-based compensation, exit and restructuring charges, certain impairment charges, and gains (losses) on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentive as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 4:30 p.m. EDT to discuss its third quarter 2010 results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-866-831-6272 inside the U.S. and 1-617-213-8859 outside of the U.S., using the following passcode: 70250534.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 22, 2010. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2010 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2010	2009(a)	2010	2009(a)

		(recast)		(recast)
Revenues:
Distribution	$452	$422	$ 1,346	$1,266
Advertising	402	341	1,185	1,009
Other	72	74	227	233

Total revenues	926	837	2,758	2,508

Costs of revenues, excluding depreciation and amortization listed
below	261	251	782	751
Selling, general and administrative	306	324	894	885
Depreciation and amortization	32	39	98	115
Restructuring and impairment charges	15	2	18	40
Gains on dispositions	—	—	—	(252)

	614	616	1,792	1,539

Operating income	312	221	966	969

Interest expense, net	(49)	(65)	(155)	(182)
Loss on extinguishment of debt	—	—	(136)	—
Other (expense) income, net	(16)	(1)	(57)	10

Income from continuing operations before income taxes	247	155	618	797
Provision for income taxes	(83)	(52)	(171)	(387)

Income from continuing operations, net of taxes	164	103	447	410
Income (loss) from discontinued operations, net of taxes	25	1	25	(2)

Net income	189	104	472	408
Less net income attributable to noncontrolling interests	(3)	(4)	(10)	(10)

Net income attributable to Discovery Communications, Inc.	186	100	462	398
Stock dividends to preferred interests	—	(6)	(1)	(8)

Net income available to Discovery Communications, Inc. stockholders	$186	$94	$ 461	$390

Income per share from continuing operations available to Discovery
Communications, Inc. stockholders:
Basic	$0.38	$0.22	$ 1.03	$0.93

Diluted	$0.37	$0.22	$ 1.01	$0.92

Income (loss) per share from discontinued operations available to
Discovery Communications, Inc. stockholders:
Basic	$0.06	$—	$ 0.06	$—

Diluted	$0.06	$—	$ 0.06	$—

Net income per share available to Discovery Communications, Inc.
stockholders:
Basic	$0.44	$0.22	$ 1.08	$0.92

Diluted	$0.43	$0.22	$ 1.07	$0.92

Weighted average shares outstanding:
Basic	426	424	425	423

Diluted	431	427	431	424

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	As of	As of
	September 30,	December 31,
	2010	2009 (a)

		(recast)
ASSETS
Current assets:
Cash and cash equivalents (including $10 and $40 held by variable interest entities	$1,016	$623
at 2010 and 2009, respectively)
Receivables, net	843	812
Content rights, net	81	75
Prepaid expenses and other current assets	197	161

Total current assets	2,137	1,671

Noncurrent content rights, net	1,229	1,207
Property and equipment, net	389	409
Goodwill	6,435	6,433
Intangible assets, net	615	643
Other noncurrent assets	593	589

Total assets	$11,398	$10,952

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$464	$446
Current portion of long-term debt	18	38
Other current liabilities	310	299

Total current liabilities	792	783

Long-term debt	3,595	3,457
Other noncurrent liabilities	267	443
Commitments and contingencies

Redeemable noncontrolling interests	49	49

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,664	6,600
Treasury stock, at cost: Series C common stock: 1.12 shares at 2010	(38)	—
Retained earnings (accumulated deficit)	75	(387)
Accumulated other comprehensive loss	(23)	(21)

Total Discovery Communications, Inc. stockholders’ equity	6,683	6,197
Noncontrolling interests	12	23

Total equity	6,695	6,220

Total liabilities and equity	$11,398	$10,952

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Nine Months Ended September 30,

	2010	2009 (a)

		(recast)
OPERATING ACTIVITIES
Net income	$472	$408
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	153	196
Depreciation and amortization	100	118
Content amortization and write-offs	526	515
Impairment charges	11	26
Gains on dispositions	(12)	(252)
Gains on sales of investments	—	(13)
Deferred income taxes	(89)	(38)
Noncash portion of loss on extinguishment of debt	12	—
Other noncash expenses, net	46	51
Changes in operating assets and liabilities:
Receivables, net	(41)	1
Content rights	(558)	(562)
Accounts payable and accrued liabilities	(8)	(32)
Stock-based compensation liabilities	(128)	(24)
Other, net	(39)	(10)

Cash provided by operating activities	445	384

INVESTING ACTIVITIES
Purchases of property and equipment	(29)	(41)
Business acquisitions, net of cash acquired	(38)	—
Proceeds from dispositions, net	24	300
Proceeds from sales of investments	—	22
Investments in and advances to equity investees	(71)	(22)

Cash (used in) provided by investing activities	(114)	259

FINANCING ACTIVITIES
Net repayments of revolver loans	—	(315)
Borrowings from long-term debt, net of discount and issuance costs	2,970	970
Principal repayments of long-term debt	(2,883)	(1,007)
Principal repayments of capital lease obligations	(8)	(7)
Repurchases of common stock	(38)	—
Cash distributions to noncontrolling interests	(21)	(9)
Proceeds from stock option exercises	27	26
Excess tax benefits from stock-based compensation	9	—
Other financing activities, net	—	(1)

Cash provided by (used in) financing activities	56	(343)

Effect of exchange rate changes on cash and cash equivalents	6	7

NET CHANGE IN CASH AND CASH EQUIVALENTS	393	307
Cash and cash equivalents, beginning of period	623	94

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,016	$401

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Three Months Ended September 30, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 346	$ (5)	$ (2)	$ —	$ —	$339
International Networks	130	(10)	(9)	—	(3)	108
Education and Other	1	(2)	—	—	(11)	(12)
Corporate and Eliminations	(59)	(15)	—	(48)	(1)	(123)

Total	$ 418	$ (32)	$ (11)	$ (48)	$ (15)	$312

		Three Months Ended September 30, 2009(b)(recast)

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 309	$ (7)	$ (5)	$ —	$ —	$297
International Networks	106	(10)	(9)	—	(2)	85
Education and Other	2	(2)	—	—	—	—
Corporate and Eliminations	(50)	(20)	—	(91)	—	(161)

Total	$ 367	$ (39)	$ (14)	$ (91)	$ (2)	$221

(a)	For the three months ended September 30, 2010, amounts represent asset impairments of $11 million and exit and restructuring charges of $4 million. For the three months ended September 30, 2009, amounts represent exit and restructuring charges of $2 million.

(b)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Nine Months Ended September 30, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 1,018	$ (16)	$ (6)	$ —	$ —	$996
International Networks	384	(29)	(26)	—	(6)	323
Education and Other	7	(5)	—	—	(11)	(9)
Corporate and Eliminations	(171)	(48)	—	(124)	(1)	(344)

Total	$ 1,238	$ (98)	$ (32)	$ (124)	$ (18)	$966

		Nine Months Ended September 30, 2009(b)(recast)

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 930	$ (23)	$ (16)	$ (1)	$ 230	$ 1,120
International Networks	295	(29)	(25)	—	(12)	229
Education and Other	9	(4)	—	—	(1)	4
Corporate and Eliminations	(144)	(59)	—	(176)	(5)	(384)

Total	$ 1,090	$ (115)	$ (41)	$ (177)	$ 212	$969

(a)	For the nine months ended September 30, 2010 amount represents asset impairments of $11 million and restructuring charges of $7 million. For the nine months ended September 30, 2009, amounts represent the pre-tax gain on the sale of Discovery Kids of $252 million as well as asset impairments of $26 million and exit and restructuring charges of $14 million.

(b)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
		(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,			Nine Months Ended September 30,

	2010	2009(a)	Change	2010	2009(a)	Change

		(recast)			(recast)

Cash provided by operating activities	$355	$47	$308	$ 445	$384	$61
Acquisition of property and equipment	(9)	(9)	—	(29)	(41)	12

Free cash flow	$346	$38	$308	$ 416	$343	$73

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

RECONCILIATION OF 2010 OUTLOOK TO GAAP MEASURES

	Full Year 2010

Net income available to Discovery Communications, Inc. stockholders	$ 650	To	$700
Interest expense, net	205	To	200
Depreciation and amortization	140	To	130
Other expense, including amortization of deferred launch incentives, mark-to-market stock-based	680	To	695
compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings in unconsolidated affiliates, unrealized and realized gains and losses from derivatives, income tax expense, net loss (income)
attributable to noncontrolling interests, and stock dividends to preferred interests

Adjusted OIBDA	$ 1,675	To	$1,725

NET INCOME AVAILABLE TO DISCOVERY COMMUNICATIONS, INC. STOCKHOLDERS

	Three Months			Nine Months
	Ended September 30,			Ended September 30,

	2010		2009(a)	2010	2009(a)

			(recast)		(recast)
Income from continuing operations, net of taxes		$161	$93	$436 $	392
Income (loss) from discontinued operations, net of taxes		25	1	25	(2)

Net income available to Discovery Communications, Inc.
stockholders		$186	$94	$461 $	390

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 4 for additional detail.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	SELECTED FINANCIAL DETAIL
	(unaudited; in millions)

BORROWINGS
				As of
				September 30, 2010

5.625% Senior Notes, semi-annual interest, due August 2019				$500
3.70% Senior Notes, semi-annual interest, due June 2015				850
5.05% Senior Notes, semi-annual interest, due June 2020				1,300
6.35% Senior Notes, semi-annual interest, due June 2040				850
Capital lease and other obligations				121

Total long-term debt				3,621
Unamortized discount				(8)

Long-term debt, net				3,613
Less current portion of long-term debt				18

Noncurrent portion of long-term debt				$3,595

STOCK-BASED COMPENSATION
		As of September 30, 2010

	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Grant Price	(in millions)	Grant Price

Discovery Appreciation Plan	10.3	$22.21	0.6	$21.75

Stock Appreciation Rights	0.1	20.31	——	——

Stock Options	16.6	18.12	3.4	15.02

Performance-based Restricted Stock Units	1.0	32.86	——	——

Service-based Restricted Stock Units	0.5	32.09	——	——

Total stock-based compensation plans	28.5	$20.37	4.0	$16.03